Exhibit 10.16
NONCOMPETITION, CONFIDENTIALITY AND NON-SOLICITATION AGREEMENT (FOR NEW SHARKNINJA EMPLOYEES)

This Agreement is made and entered into as of February 8, 2018, (the “Effective Date”) by Pedro J. Lopez-Baldrich (“Employee”).

Whereas, New Euro-Pro Holdings LLC, a Delaware limited liability company ("Holdings"), through its direct and indirect subsidiaries, including SharkNinja Operating LLC, a Delaware limited liability company ("Operating") and SharkNinja Management Company (such subsidiaries together with Holdings, collectively referred to herein as, the"SharkNinja Companies" and each individually as a "SharkNinja Company"), is in the business of the design, marketing and distribution of floor care or steam cleaning products, garment care products or small kitchen appliances (each line of product or appliances, individually or any combination thereof, the "Business");

Whereas, the SharkNinja Companies desire to employ Employee as an at will employee and in consideration for such employment, Employee is voluntarily entering into this Agreement.

Now Therefore, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, including without limitation, Employee's hire and/or continued employment, Employee's access to the SharkNinja Companies' goodwill, customer and client relationships, and/or confidential information, and the covenants and promises of the parties set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

l. Noncompetition with the SharkNinja Companies. Employee and the SharkNinja Companies acknowledge that the SharkNinja Companies at considerable expense have purchased and developed valuable goodwill, going concern value, customer and client relationships and confidential information that are valuable property rights of the SharkNinja Companies and that Employee will have access to and knowledge concerning such rights, which if used other than for the benefit of the SharkNinja Companies could significantly injure the SharkNinja Companies. Accordingly, and in consideration of the mutual promises set forth herein, Employee covenants that during the period beginning on the Effective Date and ending on the first anniversary of the date on which Employee's employment with the SharkNinja Companies is terminated ("Restrictive Period''), Employee shall not, without the prior written consent of the board of managers of Holdings (the"Board"), directly or indirectly, in his individual capacity or on behalf of any other individual, partnership, corporation, limited liability company or any other entity (collectively "Person"), or in any other capacity, Compete with any of the SharkNinja Companies or any of their successors, assigns or affiliates in the Territory. For purposes of this Agreement, (A) "Compete" shall mean (i) own, manage, operate, join, control, or participate in the ownership, management, operation or control of, or permit the use of his name by, or work for, or provide consulting, financial or other assistance to, or be connected in any manner with, a business or business activities identical or substantially similar to the Business or any other business engaged in by the SharkNinja Companies during the one-year period preceding the date of Employee's termination in the Territory, or (ii) to assist any Person (whether in a financial, managerial, employment, advisory or other capacity or as a stockholder or owner, or by the provision of information) to engage in the Business within the Territory; and (B)"Territory" shall mean North America and any other country in which the SharkNinja Companies are engaged in business during the one-year period immediately preceding the date of Employee's termination.

2.Non-solicitation of Customers. Employee covenants that, during the Restrictive Period, Employee will not, directly or indirectly, solicit, contact or deal with any Restricted Person (as defined herein) for the direct or indirect purpose of providing services or products to such Restricted Person, which services or products are competitive with or similar to one or more services or products provided by the SharkNinja Companies during the Employee's employment with the SharkNinja Companies. As used herein, "Restricted Person" shall mean (i) any Person (including their successors and assigns) that was a customer or client of any of the SharkNinja Companies during the one-year period ending on the date of termination of Employee's employment with the SharkNinja Companies and with whom Employee either had significant contact with and/or about whom Employee received Confidential Information (as defined below), or (ii) any Person to whom the SharkNinja Companies has made a presentation for the solicitation of business within the 90 days prior to the date of termination of Employee's employment with the SharkNinja Companies and Employee either had significant contact with and/or about whom Employee received Confidential Information (as defined below).

3.Non-solicitation of Employees. Employee covenants that, during the Restrictive Period, Employee will not knowingly, directly or indirectly: (i) employ or retain as an independent contractor, employee or consultant any Person who was employed or retained by any of the SharkNinja Companies during the two-year period ending on the date of termination of Employee's employment hereunder, or (ii) solicit such Person to terminate such Person's employment or retention by any of the SharkNinja Companies for the purpose of becoming employed or retained by Employee or any other Person to perform the same or similar services related to the activities that such Person performed for the SharkNinja Companies.

4.Confidentiality. Employee acknowledges that his employment with the SharkNinja Companies creates a relationship of confidence and trust with respect to any information of a confidential or secret nature that relates to the SharkNinja Companies' business or any other Person with whom the SharkNinja Companies agrees to hold information of such party in confidence ("Confidential Information"). Such Confidential Information includes, but is not limited to, confidential techniques, know-how, financial information, copyrights, patents, trademarks, trade names, slogans, logos, designs, service marks, computer software programs, databases, magnetic media, systems and programs, trade secrets, business lists, customer lists, client lists, supplier lists, employee personnel files, engineering data, logs, consultants' reports, budgets, ratings, forecasts, format strategy, financial reports and projections, tapes and electronic data processing files, accounting journals and ledgers, accounts receivable records and sales, operating, marketing and business plans. Employee stipulates and agrees that such Confidential Information is the sole and exclusive property of the SharkNinja Companies (or such customers, clients, or vendors, as the case may be), that such Confidential Information is confidential and proprietary, and that the unauthorized use or disclosure of such Confidential Information would seriously and irreparably damage the business of the SharkNinja Companies. Employee covenants that at all times during his employment and after the termination of such employment, Employee will keep and hold all Confidential Information in strict confidence and trust, and will not in any fashion, form or manner, either directly or indirectly, use, disclose, divulge or communicate to any Person any Confidential Information without the prior written consent of the Board, except (i) as may be necessary to perform bis duties as an employee of the SharkNinja Companies, and (ii) pursuant to a subpoena or order issued by a court of competent jurisdiction (provided, that Employee shall (a) immediately give the applicable SharkNinja Company notice of the circumstances surrounding such compelled disclosure in order to provide such SharkNinja Company an opportunity to seek an appropriate protective order with respect thereto, and (b) in no event make disclosure before the expiration of the compliance date set forth in the subpoena or other request for production). Employee will abide by the policies and regulations of the SharkNinja Companies, as established from time to time, for the protection of their Confidential Information. Employee acknowledges that all records, files, data, documents and the like relating to suppliers, customers, costs, prices, systems, methods, personnel, technology and other materials relating to the SharkNinja Companies shall be and remain the sole property of the SharkNinja Companies and Employee shall, upon the request of the Board, turn over all such materials and any Confidential Information. "Confidential Information" shall not include any information or material to the extent that such information or material is filed with any governmental agency on a non-confidential basis or is or becomes generally available to the public other than as a result of a wrongful disclosure by (x) a person otherwise bound to the provisions hereof, or (y) any person bound by a duty of confidentiality or similar duty owed to the SharkNinja Companies.

5.Inventions and Patents. Employee acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the SharkNinja Companies' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Employee while employed by the SharkNinja Companies ("Work Product") are hereby assigned to and belong to the SharkNinja Companies. Employee shall promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the term of this Agreement) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

6.Consideration; Acknowledgements. Employee agrees and acknowledges that the covenants contained herein are provided in connection with his employment and in connection with Employee's access to the SharkNinja Companies' goodwill, customer and client relationships, and/or confidential information. Employee acknowledges that the consideration received by Employee as set forth in the preceding sentence is of direct and material benefit to Employee and is good and adequate consideration for the covenants given herein. Employee acknowledges the reasonableness of the scope of the terms and covenants set forth in this Agreement, including the definitions of Compete and Business, the geographic scope of Territory and the duration of the Restrictive Period, and agrees that he will not, in any action, suit or other proceeding, deny the reasonableness of, or assert the unreasonableness of, the premises, consideration or scope of the covenants set forth herein. Employee further acknowledges that complying with the provisions contained in this Agreement will not preclude him from engaging in a lawful profession, trade or business, or from becoming gainfully employed in such a way as to provide a standard of living for himself, the members of his family, and those dependent upon his or the sort and fashion to which he and they have become accustomed and may expect. Employee acknowledges and understands that Employee is employed at the will of the SharkNinja Company that employs Employee, and that Employee's employment may be terminated by the SharkNinja Company that employs Employee for any reason permitted by state and federal law. Employee agrees that, prior to departure from employment, Employee shall submit to a termination interview to review Employee's obligations under the terms of this Agreement. During the termination interview, Employee shall return to the applicable SharkNinja Company all of such SharkNinja Company's property in working condition (keys, badges, laptops, cellular telephones, cars, etc.) used by Employee in the performance of the services, and all Confidential Information, whether in print or electronic form, in the control, custody or possession of Employee or Employee's agents or representatives. Employee agrees that during Employee's employment and for twelve (12) months after my employment ends for whatever reason, Employee will provide a copy of this Agreement to any prospective or future employer(s). Employee further agrees that the SharkNinja Companies may provide a copy of this Agreement to Employee's prospective or future employer(s).

7.Notice. For purposes of this Agreement, all communications including, without limitation, notices, consents, requests or approvals provided for herein shall be in writing and shall be deemed to have been duly given upon actual receipt when personally delivered, delivered by overnight courier or by registered mail or certified mail, return receipt requested, postage prepaid, addressed to Holdings (to the attention of the Board) at its principal executive office or to Employee at the residence address set forth below, or to such other address as may have been furnished to the other party in writing.

8.Validity; Severability. The covenants set forth in this Agreement are and shall be deemed and construed as separate and independent covenants. It is not the intent of any party hereto to violate any public policy of any jurisdiction in which this Agreement may be enforced. If any term or covenant of this Agreement, or the application thereof to any person or circumstance, shall to any extent be held invalid or unenforceable by a court of competent jurisdiction because its duration and/or the restricted activities and/or other features or characteristics are invalid or unreasonable in scope, (i) each such term or covenant of this Agreement shall be valid and be enforced to the fullest extent permitted by law and shall be reformed to the extent (and only to the extent) necessary to make it valid and legally enforceable, taking into consideration the reasonable concerns and needs of the business interests of the SharkNinja Companies such that the interests of the SharkNinja Companies will not be impaired, provided, that such invalid or unenforceable term, covenant, condition or provision shall be curtailed or eliminated only to the extent necessary to remove such invalidity or unenforceability with respect to the applicable law as it shall then be applied, and (ii) the remainder of this Agreement or the application of such term, covenant, condition or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby. This Agreement shall remain in full force and effect throughout Employee's entire employment, regardless of any change in Employee's employment relationship with the SharkNinja Companies, whether through promotions, demotions, transfers, changes in compensation, changes in benefits, changes in job duties, changes in responsibilities, changes in title, or otherwise.

9.Remedies. The restrictions contained in this Agreement are considered by the parties hereto to be fair and reasonable and necessary for the protection of the legitimate business interests of the SharkNinja Companies. It is recognized that damages in the event of breach of the provisions of this Agreement by Employee would be difficult to ascertain, and it is therefore agreed that the SharkNinja Companies shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach. The existence of this right shall not preclude any other rights and remedies at law or in equity which the SharkNinja Companies may have. Any violation, breach or threatened breach of the restrictions contained in this Agreement shall automatically toll and suspend the Restrictive Period for the amount of time that the such violation, breach or threatened breach continues. If the SharkNinja Companies file suit to enforce, enjoin the enforcement, interpret or determine the scope of the covenants contained herein, and prevail in such suit, the SharkNinja Companies shall be entitled to recover, in addition to all other damages or remedies provided for herein, its costs incurred in prosecuting or defending said suit, including reasonable attorneys' fees. Additionally, in the event of a breach, violation or threatened breach by Employee of any of the respective covenants and agreements contained in this Agreement, the SharkNinja Companies shall be excused from making any further payments to Employee pursuant to any provision of any agreement, contract or arrangement between any of the SharkNinja Companies and Employee until Employee shall cease violating, breaching, threatening breach of his respective covenants and agreements contained in this Agreement, and the SharkNinja Companies shall have received reasonable assurances from Employee that he will no longer engage in the same, at which time the previously suspended payments shall be made to Employee, which amounts shall be reduced by the damages suffered by the SharkNinja Companies.

10.Absence of Conflicting Agreements and Obligations. The Employee represents and warrants that he is not a party to or bound by any other agreement or understanding of any type, whether written or oral, or by any statutory or common law duty or obligation which, in any case, would in any way restrict his ability to be employed by the SharkNinja Companies, or his ability to compete freely with other Persons in connection with the Business.

11.No Waiver. The failure by either party at any time to require performance or compliance by the other of any of its obligations or agreements shall in no way affect the right to require such performance or compliance at any time thereafter. The waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of any preceding or succeeding breach of such provision or as a waiver of the provision itself. No waiver of any kind shall be effective or binding, unless it is in writing and is signed by the party against whom such waiver is sought to be enforced.

12.Assignment. This Agreement and all rights hereunder are personal to Employee and may not be transferred or assigned by Employee at any time. Holdings may assign its rights, together with its obligations hereunder, to any parent, subsidiary, affiliate or successor, or in connection with any sale, transfer or other disposition of all or substantially all of its business and assets, provided, however, that any such assignee assumes Holdings' obligations hereunder, and Employee irrevocably consents to such assignment.

13.Amendment. This Agreement may be amended, modified, superseded, canceled, renewed or extended only by an agreement in writing executed by both parties hereto.

14.Entire Agreement. This Agreement (and the agreements referred to herein) supersedes any other agreements, oral or written, and contains all of the agreements and understandings between the parties with respect to the subject matter hereof. Any waiver or modification of any term of this Agreement shall be effective only if set forth in a writing signed by both parties hereto. The parties expressly acknowledge and agree that the terms and conditions of this Agreement shall survive termination of Employee's employment with the SharkNinja Companies.

15.Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the principles of conflict of laws. Employee consents to the exclusive personal jurisdiction of the courts of the Commonwealth of Massachusetts (including the Federal Courts sitting in the Commonwealth of Massachusetts) with respect to all matters arising out of or related to this Agreement.

IN WITNESS WHEREOF, the Employee has caused this Agreement to be duly executed, effective as of the date first above written.

EMPLOYEE

By:	/s/ Pedro J. Lopez-Baldrich
Name: Pedro J. Lopez-Baldrich        Feb. 8, 2018